Exhibit 5.1
July 15, 2019

BrightSphere Investment Group Inc.
200 Clarendon Street, 53rd Floor
Boston, Massachusetts 02116

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special Delaware and U.S. federal counsel to BrightSphere Investment Group Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-8 (the “Registration Statement”). In connection with such representation, the Company has advised us that it has assumed the equity plans (the “Plans”) and the Option Award Agreement, effective December 30, 2018 between BrightSphere Investment Group plc and Guang Yang (the “Option Award Agreement”), as amended and restated and as described in Exhibit A hereto and that, in accordance with the terms of the Plans, shares of common stock, par value $0.001 per share of the Company (“Shares”), may be issuable or become issuable pursuant to grants or awards under the Plans and the Option Award Agreement. The Registration Statement relates to the registration of the offer and sale of an aggregate of 16,041,516 Shares under the Plans and the Option Award Agreement.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, (ii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement and the Redomestication, as that term is defined in the Registration Statement, (iii) the Registration Statement, (iv) the Plans, (v) the Option Award Agreement, and (vi) such other documents and records as we have deemed necessary.

We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this opinion. In addition, with respect to matters of fact relevant to the opinion expressed below, we have relied with your consent upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of the opinion expressed below.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, PDF or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Morgan, Lewis & Bockius llp
101 Park Ave.
New York, NY 10178     +1.212.309.6000
United States     +1.212.309.6001

July 15, 2019

Subject to the foregoing and the other matters set forth herein, it is our opinion that, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor and have been issued by the Company in accordance with the Scheme of Arrangement or the applicable Plan or Option Award Agreement, the issue of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware (the “DGCL”).

We are opining herein as to the DGCL, and we express no opinion with respect to any other laws.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us where it may appear in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

July 15, 2019

 Exhibit A

BrightSphere Investment Group Inc. Equity Incentive Plan

BrightSphere Investment Group Inc. Non-Employee Directors’ Equity Incentive Plan

Option Award Agreement, effective as of December 30, 2018, between BrightSphere Investment Group plc and Guang Yang